Exhibit 10.3.1

AMENDMENT NO. 1

TO THE

SUBORDINATED CONTINGENT PROMISSORY NOTE

DATED MAY 24, 2004

THIS AMENDMENT NO. 1 TO THE SUBORDINATED CONTINGENT PROMISSORY NOTE, DATED MAY 24,2004 (this “Amendment”) is dated as of July 15, 2004, by and between GENWORTH FINANCIAL, INC., a Delaware corporation (the “Company”) and GE FINANCIAL ASSURANCE HOLDINGS, INC., a Delaware corporation (“GEFAHI”) or any other permitted holders of the Note (GEFAHI or such other holders being the “Holders”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Subordinated Contingent Promissory Note, dated May 24, 2004, by and between the Company and GEFAHI, in the principal amount of FIVE HUNDRED AND FIFTY MILLION DOLLARS ($550,000,000) (the “Note”); and

WHEREAS, for value received, the parties hereto desire to amend the Note.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and of the mutual covenants and agreements set forth herein and in the Note, the parties intending to be legally bound hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Note.

2. Amendment to the Note.

(a) Section 5 of the Note is hereby amended by adding a new Section 5(d) as follows:

(d) In consideration of, and in payment of certain expenses arising in connection with the Company’s and GEMIC’s undertaking mutually agreed actions to accelerate and complete the Alternative Licensing Option, including the receipt of the necessary Regulatory Approval or Rating Agency Affirmation, on or prior to December 31, 2004, GEFAHI shall pay to GEMIC, on or prior to September 1, 2004, an amount in cash or other immediately available funds, at its place of business at 6601 Six Forks Road, Raleigh, North Carolina, 27615, equal to SIX HUNDRED THOUSAND DOLLARS ($600,000). The Company shall use its reasonable best efforts to complete the Alternative Licensing Option and pay to the Holders the Payment Amount on or prior to December 31, 2004. If the Alternative Licensing Option, including the receipt of the necessary Regulatory Approval or Rating Agency Affirmation, is (i) completed by December 31, 2004, the Payment Amount shall be paid to the Holders without any further action by the Holders, including delivery of any notices pursuant to Section 2(c) of the Note, and (ii) not completed prior to December 31, 2004 due to the failure of the Company and GEMIC to obtain the necessary Regulatory Approval or Rating Agency Affirmation, the Company shall, subject to Section 2(e) of the Note, pay to the Holders the Payment Amount or the Extended Payment Amount, as applicable, on the earlier of (i) the date of completion of the Alternative Licensing Option, including the receipt of the necessary Regulatory Approval or Rating Agency Affirmation, or (ii) the Maturity Date or Extended Maturity Date, as applicable.

3. Effect on the Note.

(a) On and after the date hereof, each reference in the Note to “this Note”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Note as amended hereby.

(b) Except as expressly amended by this Amendment, the Note shall remain in full force and effect and the Note, as amended by this Amendment, is hereby ratified and confirmed in all respects.

4. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

5. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.

GENWORTH FINANCIAL, INC.

By:	/S/ GARY PRIZZIA
Name: Gary Prizzia
Title: Vice President and Treasurer

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:	/S/ BRIGGS L. TOBIN
Name: Briggs L. Tobin
Title: Attorney-in-fact